Exhibit 99(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm and Legal Counsel" and "Financial Highlights" and to the use of our report dated February 14, 2005, in the Registration Statement (Form N-2 Nos. 333-122318 and 811-10341) and related Prospectus and Statement of Additional Information of UBS Tamarack International Fund, L.L.C. for the registration of limited liability company interests.

New York, New York May 5, 2005	/s/ Ernst & Young LLP